EXHIBIT 10.2

Equity Transfer Agreement

Party A (Transferor 1): Wuhan Fengze Agricultural Science and Technology Development Co., Ltd.

Party B (Transferor 2):  Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd

Party C (Transferee):  Fawei Qiu

Party D (Transfer Target): Beijing Sanqiang Tongwei Electromechanical Hydraulic Pressure Sci. & Tech. Development Co., Ltd

Party F (Witness):  Wuhan Aoxin Tianli Enterprise Investment Management Co., Ltd

WHEREAS, Party A legally owns 75% Equity of Party D, and Party B legally owns 25% Equity of Party D, and Party A and Party B voluntarily want to transfer 100% equity of Party D to Party C; AND

WHEREAS, Party C agrees to accept the 100% equity of Party D; AND

WHEREAS, the Board of Shareholders of Party A and Party B also consent to transfer 100% equity of Party D to Party C;

NOW, THEREFORE, in consideration of the foregoing premises and the friendly negotiations among Party A, B, C, D and E the following equity transfer agreement is entered in accordance with the principle of equality and mutual benefit.

Section I Equity Transfer

1.	Party A and Party B consent to transfer 100% equity of Party D to Party C, Party C agrees to accept the equity;

2.
The above-mentioned equity shall include all the attached interests and rights under that equity, and shall be free and clear of (including, but not limited to) all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description.

3.	When the agreement takes effect, Party A and Party B shall not burden any obligations and responsibilities for the operational management and claims and Debts of Party D.

Section II Transferring Price and the Payment Methods

1.
Upon the terms and subject to the conditions of this Agreement, Party A agrees to transfer the 75% equity of Party D to Party C at the price of RMB 18 million Yuan, Party C agrees the price for the equity.

2.
Upon the terms and subject to the conditions of this Agreement, Party B agrees to transfer the 25% equity of Party D to Party C at the price of RMB 6 million Yuan, Party C agrees the price for the equity.

3.	Party C agrees to pay the purchase price within 7 days upon the execution of this agreement to the bank accounts designated by Party A and Party B.

4.	Party A and Party B agree that Party C can start to process the business registration upon the execution of this agreement.

 Section III Representations of Party A and Party B

1.	Party A and Party B are the exclusive owners of the transferring equity set forth in Section I.

2.	As the Shareholder of Party D, Party A and Party B have fully implemented the obligation of Capital Contribution to the Company’s Registered Capital.

3.	From the effective date of the agreement, Party A and Party B shall fully quit from the operations of Party D, and shall not have the rights of the distribution of the assets, properties and profits.

 Section IV Representations of Party D

1.	Party C acknowledges and complies with the Amended Articles of Association of Party D;

2.	Party C ensures to pay the purchase price in terms of the payment deadline and method stipulated in Section II.

3.
Party C promises not to set up a company or join a company or involve in a company which has competition relationships with Party B or the production and selling of its products are related to the business secrets of Party B. Meanwhile, Party C promises not to claim for any indemnification from Party A and Party B in any form due to the non-competition restriction.

Section V Expense from the Equity Transfer

All the parties agree all the transferring fees and related expenses shall be undertaken by Party C.

 Section VI Liability for Breach of Contract

1.	If any party violates or fails to implement any clauses of the agreement, the breaching party should indemnify all the economic losses of the non-breaching party;

2.
If party C fails to pay the equity purchase price timely according to the regulations of Section II, party A and party B shall have the right to charge the overdue fine at the rate of 5‰ per day commencing the date of the deadline stipulated in Section II. When Party C pays the overdue fine, but the loss caused to Party A and Party B is over the overdue fine, or other damages are caused due to the breaching of Party C, it shall not impact Party A and Party B to claim for the indemnification regarding to the excess portion between the overdue fine and the loss and other damages.

Section VII Confidentiality

All the parties shall have the obligations to keep confidential regarding each party’s commercial information acquired during the performing of the agreement, the confidentiality is still valid and effective upon the termination of the agreement. Should any party violates the confidential clause and causes loss to the other party, it should undertake all the charges and losses of the other party.

Section VIII   Effective Clauses and Miscellaneous

1.	This agreement shall be effective upon the execution of Party A and Party B and Party C.

2.
Any disputes caused by the implement of this agreement must be first settled by Party A, Party B and Party C pursuant to the principle of friendly negotiations. In case no such settlement can be reached, either party has the right to file a suit to the People’s court where Party A is located.

3.	This agreement is in quintuplicate, each of the parties holds one copy, and all of which shall be deemed to be an original and share the same legal effect.

(Signature Page)

Party A (Transferor 1): Wuhan Fengze Agricultural Science and Technology Development Co., Ltd. (seal)

Legal Representative or agent:      (signature)

Party B (Transferor 2): Hubei Hang-ao Servo-valve Manufacturing Technology Co., Ltd (seal)

Legal Representative or agent:      (signature)

Party C (Transferee):  Fawei Qiu (signature)

November 10, 2014